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                THIRD AMENDMENT TO SECOND AMENDED AND RESTATED
                    SECURED ADVANCE FACILITY LOAN AGREEMENT


     This THIRD AMENDMENT TO SECOND AMENDED AND RESTATED THE SECURED ADVANCE FACILITY LOAN AGREEMENT (the "Amendment") is entered into as of March 31, 2000 by and between Azul Holdings Inc. a Delaware corporation with its principal place of business at 30 New Crossing Road, Reading, Massachusetts 01867 (the "Borrower"), and Jeffrey L. Neuman as trustee of the Tudor Trust u/d/t December 12, 1997, with an address of 450 North Roxbury Drive, 4th Floor, Beverly Hills, California 90210 (the "Lender").

     WHEREAS, the Borrower and the Lender are parties to that Second Amended and Restated Secured Advance Facility Loan Agreement dated as of July 1, 1998, as amended by that First Amendment to Second Amended and Restated Secured Advance Facility Loan Agreement dated as of December 31, 1998 and that Second Amendment to Second Amended and Restated Secured Advance Facility Loan Agreement dated as of December 7, 1999 (as amended, the "Agreement");

     WHEREAS, the Borrower and the Lender desire to amend and modify the Agreement as set forth herein; and

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and with the specific intent to be bound hereby, the parties hereby agree as follows:


1. Amendments to Agreement.

     (a) Section 1.25 of the Agreement is amended and restated in its entirety as follows:

        "1.25. Secured Promissory Note. The amended and restated secured promissory note in the amount of $12,500,000 dated March 31,2000, executed by the Borrower and delivered to the Lender."

     (b) Section 3.1 of the Agreement is amended and restated in its entirety as follows:

        "3.1. Scheduled Principal Payment. Except as provided in Sections 5.2 and 8, all Liabilities shall be paid in full on March 31, 2001, unless declared due and payable earlier by the Lender as set forth herein."

     (c) Section 3.2 of the Agreement is amended and restated in its entirety as follows:

        "3.2. Scheduled Interest Payments. Interest accrued shall be due and payable in full on March 31, 2001, unless otherwise provided below:

            (a) 1998 Interest Payment. Interest accrued on the Loan from July 1, 1998 through December 31, 1998 equals $830,897 (the "1998 Interest Payment"). The Lender may, upon written notice to the Borrower delivered on or before March 31, 2001, convert the 1998 Interest Payment into 158,266 shares of Common Stock of the Borrower (the "Common Stock").

            (b) 1999 and Partial 2000 Interest Payment. Interest accrued on the Loan from January 1, 1999 through March 31, 2000 equals $1,039,919 (the "1999 and Partial 2000 Interest Payment"). The Borrower shall deliver to the Lender, and the Lender shall accept from the Borrower, 984,624 shares of Common Stock as full payment of the 1999 and Partial 2000 Interest Payment.


            (c) Subsequent Interest. For each calendar quarter during the period from April 1, 2000 through and including March 31, 2001, the Lender shall have the option to receive the interest in cash or in shares of Common Stock. The number of shares of Common Stock issuable in payment of interest shall be determined by dividing accrued interest for the applicable quarter by the fair market value of the Common Stock as of the end of such quarter determined based on the average fair market value of the Common Stock on the last ten business days of such quarter. "Fair market value" shall be deemed to equal the mean between the low bid and high asked prices of the Common Stock as quoted on the OTC Bulletin Board display service operated by the National Association of Securities Dealers, Inc., or the closing market price of the Common Stock on a national securities exchange or the Nasdaq National Market on each applicable trading day, whichever is applicable, or if none of these are applicable, as shall be reasonably determined in good faith by the Board of Directors of the Borrower. If interest is payable in shares of Common Stock, Borrower shall deliver such shares to Lender on or before the 15th day following the end of such quarter. Cash interest payments shall be sent by wire transfer to an account specified by Lender."


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     (d) The Secured Promissory Note attached as Exhibit 7.1 to the Agreement is amended and restated in its entirety in the form attached hereto as Exhibit A (the "Restated Note"). The Borrower shall execute the Restated Note and deliver the originally-executed Restated Note to the Lender. A condition to the Borrower's obligation to execute and deliver the Restated Note to the Lender hereunder shall be the Lender's obligation to deliver to the Borrower for cancellation the originally-executed Secured Promissory Note dated December 7, 1999 in the original principal amount of $12,326,620 (the "Original Note"). The Original Note shall be marked "CANCELED" and stored at the Borrower's executive offices.


2. Effect on Agreement. Except as amended by this Amendment, the Agreement shall remain in full force and effect. After the date of this Amendment, every reference in the Agreement to "this Agreement" shall mean the Agreement as amended by this Amendment.


3. Miscellaneous.

     (a) Successors and Assigns. The obligations of the Borrower hereunder shall be binding upon its successors and assigns (but such reference is not intended as a consent to any assignment not specifically permitted by the Lender) and shall inure to the benefit of the successors and assigns of the Lender.

     (b) Counterparts and Facsimile Signature. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Amendment may be executed by facsimile signature.

     (c) Headings. The section headings contained in this Amendment are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Amendment.

     (d) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts and shall constitute an agreement under seal.

     (e) Expenses. The Borrower will pay the reasonable legal fees and out-of pocket expenses of the Lender's counsel incurred in connection with the preparation, execution and delivery of this Amendment.

     (f) Warrant. The Borrower shall issue to the Lender a warrant to purchase 500,000 shares of the Borrower's common stock for an exercise price of $5.25 per share for a term commencing on the date hereof and ending on March 31, 2001, pursuant to that warrant agreement in the form attached hereto as Exhibit B (the "Warrant").

     (g) Purchase for Own Account. The Common Stock being acquired by the Lender pursuant to the amendments of the Agreement contained in this Amendment or pursuant to any exercise of the Warrant is being or will be acquired for investment for the Lender's own account and with no intention of distributing or reselling, or granting any participation in, such shares or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of the Lender at all times to sell or otherwise dispose of all or any part of such shares under an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or under an exemption from such registration available under such laws, and subject, nevertheless, to the disposition of it's property being at all times within the Lender's control. If the Lender should in the future decide to dispose of any of such shares, it understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. It agrees to the imprinting, so long as required by law, of legends on certificates representing all of such shares as required by any applicable state securities laws and to the following effect (and acknowledges that the Borrower will make a notation on its transfer books to such effect):

   THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY JURISDICTION OF THE UNITED STATES. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND UNDER THE APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SYNAPSE GROUP, INC. (THE "COMPANY"), IF REQUESTED BY THE COMPANY, THAT THERE IS AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

     (h) Investment Experience; Information. The Lender is an "Accredited Investor" as defined in Rule 501(a) under the Securities Act.


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   IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                        AZUL HOLDINGS INC.




                                        By: -----------------------------------

                                            Wendy Darland, Vice President




                                        /s/ Jeffrey Neuman
                                        ---------------------------------------

                                        Jeffrey Neuman, as trustee of the Tudor
                                        Trust u/d/t

                                        December 12, 1997 and not individually

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                                   Exhibit A

                 AMENDED AND RESTATED SECURED PROMISSORY NOTE


$12,357,150
Boston, Massachusetts                                           May, 2000



     FOR VALUE RECEIVED, the undersigned AZUL HOLDINGS INC., a Delaware corporation with a principal place of business located at 30 New Crossing Road, Reading, Massachusetts (hereinafter, the "Borrower") promises to pay in good U.S. funds to the order of Jeffrey L. Neuman as trustee of the Tudor Trust u/d/t dated December 12, 1997 (hereinafter, with any subsequent holder, the "Lender"), at the Lender's principal office located at 450 North Roxbury Drive, Beverly Hills, California, the Liabilities then outstanding under the loan made by the Lender to the Borrower pursuant to that certain Second Amended and Restated Secured Advance Facility Loan Agreement executed between the Borrower and the Lender dated July 1, 1998, as amended by that First Amendment to Second Amended and Restated Secured Advance Facility Loan Agreement dated as of December 31, 1998, that Second Amendment to Second Amended and Restated Secured Advance Facility Loan Agreement dated as of December 7, 1999 and that Third Amendment to Second Amended and Restated Secured Advance Facility Loan Agreement dated as of the date hereof (as amended, the "Agreement"). Advances made pursuant to the Agreement shall, from and after the date hereof, bear interest at the rate from time to time provided in the Agreement, and after any Default at the rate of twelve (12) percent per annum, calculated based upon a 360- day year and actual day months.

     Interest at the rate set forth above shall be paid as provided in Section
3.2 of the Agreement. Unless a Default under the Agreement shall have occurred earlier, the principal balance of this Note shall be due and payable in full on March 31, 2001.

     All payments by the Borrower to the Lender under Article III of the Agreement shall be applied first to principal and then to interest.

     To secure the obligations of the Borrower under this Note, (i) the Lender has been granted a security interest in substantially all of the Borrower's presently existing and hereafter acquired property pursuant to that certain Sixth Amended and Restated Security Agreement executed between the Borrower and the Lender dated November 10, 1997 (the "Security Agreement"), and (ii) the Lender has been granted a security interest in 2,800,000 shares of Common Stock of Xyvision Enterprise Solutions, Inc. held of record by the Borrower pursuant to that certain Pledge Agreement executed between the Borrower and the Lender dated as of December 31, 1998. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Security Agreement.

     No delay or omission by the Lender in exercising or enforcing any of the Lender's powers, rights, privileges, remedies or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion.

     After demand by the Lender, the Borrower will pay on demand all reasonable attorneys' fees and out-of-pocket expenses incurred by the Lender in recovering the amounts due to the Lender by the Borrower hereunder.

     This Note shall be binding upon the Borrower and upon its heirs, successors, assigns, and representatives, and shall inure to the benefit of the Lender and its successors, endorsees, and assigns.

     This Note amends and restates that Secured Promissory Note dated December 7, 1999 in the original principal amount of $12,326,620 previously made by the Borrower in favor of the Lender, and is taken in substitution but not in satisfaction thereof.

     This Note shall be governed by the laws of the Commonwealth of Massachusetts and shall take effect as a sealed instrument.


WITNESS                                 AZUL HOLDINGS INC.




-----------------------------------     By: -----------------------------------



                                        Name:

                                        Title:

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                                   Exhibit B

                                    WARRANT

                                  (attached)

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